CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272227 on Form S-6 of our report dated July 12, 2023, relating to the financial statement of FT 10837, comprising Strategic Dividend Select Portfolio, Series 54, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 12, 2023